RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY
                  1000 WOODBURY ROAD, WOODBURY, NEW YORK 11797

                         APPLICATION FOR LIFE INSURANCE
                                   DIRECTIONS

The Agent is responsible for completing the necessary forms required to process and underwrite this application. All forms must be completed in full and must be legible. The directions below should be followed carefully.


                    DO                                                                    DON'T

Submit separate applications on each person to be insured.            Don't send money on applications  totaling over $1,000,000
(Except when applying for spouse,  children or other                  ($25,000 for proposed insured(s)  under age 15)  including
insured with amount of insurance  below $100,000,                     any ADB amount  (remember  to include  all pending and in
use Part III ).                                                       force (with ADB) with RELIASTAR  BANKERS  SECURITY LIFE
                                                                      INSURANCE COMPANY,  Bankers  Security Life  Insurance
Print application in black ink, if possible. Get all required         Society or The North  Atlantic Life Insurance Company of
signatures.  All corrections must be initialed                        America in your calculation).
by the proposed insured. Put one line through the
incorrect answer and insert the correct information.                  Don't type or use pencil.
DO NOT USE WHITEOUT.
                                                                      Don't  forget  to tell  your  client to fast a  minimum
Complete and sign the Agent's Report, especially                      of 4 hours  before  any underwriting testing (Exam, HOS,
Question 5. Review the appropriate state replacement                  EKG and Blood Profile).
regulation for the definition of 'Replacement.'

Complete Part II if Proposed Insured is to be considered for non-medical coverage.

Refer to Company Beneficiary Brochure for sample wording.

Complete a Financial Supplement, if the application is for
more than:   $ 300,000 - up to age 60
             $ 250,000 - over age 60

Submit appropriate form and premium(s) for Check-0-Matic (COM).

Give the Notification below to the applicant.

--------------------------------------------------------------------------------
               RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY

              NOTICE AS REQUIRED BY THE FAIR CREDIT REPORTING ACT
          ABBREVIATED NOTICE REGARDING INSURANCE INFORMATION PRACTICES

A consumer report about you and any other person proposed for insurance may be made; this is in connection with and is a normal part of our processing of your application. The people making the report will talk to your friends, neighbors, family members, co-workers and others having knowledge of you; they will ask about your business and personal life. You have a right to ask us in writing whether such a report was prepared; we must give you the name and address of the Agency which made the report, if any. The Agency will give you a copy of the report if you ask them for it. All information collected by us either from you or other sources may in certain circumstances be disclosed to third parties without authorization more specific than as set forth in this application. You have a right of access and correction with respect to the data, except that which relates to a claim or civil or criminal proceeding or to medical record information. Medical record information may be accessed by a medical professional you designate. Our Underwriting Department will provide a more detailed review of our information practices if you request it.

                 (PLEASE SEE REVERSE SIDE FOR IMPORTANT NOTICE)

FCRA/93

                   NOTICE REGARDING MEDICAL INFORMATION BUREAU
                              PLEASE READ CAREFULLY

Information regarding your insurability will be treated as confidential. RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY, or its reinsurers may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for life benefits may be submitted.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105 Essex Station, Boston, Massachusetts 02112, telephone number
(617) 426-3660.

MIB/93           (PLEASE SEE REVERSE SIDE FOR IMPORTANT NOTICE)

--------------------------------------------------------------------------------

                RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY
                  1000 WOODBURY ROAD, WOODBURY, NEW YORK 11797

                           CONDITIONAL PREMIUM RECEIPT
                (Not Valid Unless Signed by Agent and Applicant)

THIS CONDITIONAL PREMIUM RECEIPT DOES NOT PROVIDE TEMPORARY OR IMMEDIATE INSURANCE COVERAGE, IT IS HEREBY UNDERSTOOD AND AGREED THAT UNLESS EACH AND EVERY CONDITION SPECIFIED IN PARAGRAPH 'FIRST' IS FULFILLED EXACTLY, NO INSURANCE WILL BECOME EFFECTIVE PRIOR TO POLICY DELIVERY. NEITHER THE AGENT WHOSE SIGNATURE APPEARS BELOW, NOR ANY OTHER AGENT OF THE COMPANY OR BROKER IS AUTHORIZED TO ALTER OR WAIVE ANY OF SUCH CONDITIONS.

Received from _______________________ (Payor) the sum of $ _________________ as
premium deposit which is tendered, subject to the conditions of this Conditional Premium Receipt, as payment toward the first premium of the life insurance policy applied for in the written application to RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY, bearing the same date and number as this Conditional Premium Receipt.

FIRST. CONDITIONS UNDER WHICH INSURANCE MAY BECOME EFFECTIVE PRIOR TO POLICY DELIVERY. IF EACH AND EVERY ONE OF THE FOLLOWING CONDITIONS SHALL HAVE BEEN FULFILLED EXACTLY:
(a) the amount of money taken with the application is at least equal to 1/12 of an annual premium for the amount and plan of insurance applied for and is $20 or more;
(b)  the completion of all parts of the initial application;
(c) the first and second medical examination, (if required by the Company's published rules for the age of the person and amount of insurance applied for) must be completed, within 60 days from the date of the application;
(d)  completion of all investigations required by the Company;
(e) On the Effective Date, as defined below, all persons proposed for insurance as named in this application were risks acceptable for insurance exactly as applied for under the Company's rules, limits and standards, without modification for the Plan and amount of insurance.

then insurance, as provided by the terms and conditions of the policy applied for and in use by the Company on the Effective Date, but for an amount not exceeding that specified in paragraph "SECOND", will become effective as of the Effective Date.

Date: _____________________________

No.

DO NOT DETACH THIS CONDITIONAL PREMIUM RECEIPT UNLESS A PREMIUM DEPOSIT IS MADE AT THE TIME OF APPLICATION.


"Effective Date", as used herein, means the latest of: (a) the date of the application, or (b) the date of the first medical examination, (or if required by the Company's published rules for the age of the person and amount of insurance applied for, the second medical examination).

SECOND. LIMITS PROVISION: MAXIMUM AMOUNT OF INSURANCE WHICH MAY BECOME EFFECTIVE PRIOR TO POLICY DELIVERY.

The total amount of insurance which may become effective on the life of each person proposed for insurance prior to policy delivery is limited to the lesser of: (a) $1,000,000, ($25,000 for proposed insureds under age 15), reduced by any life insurance (life insurance plus Accidental Death Benefit) on the life of the individual currently pending issue or additionally applied for with the Company, or (b) the amount applied for under this application.

THIRD.  RETURN OF PREMIUM DEPOSIT TAKEN.

If one or more of the conditions in paragraph "FIRST" have not been fulfilled exactly, this Conditional Premium Receipt shall be considered null and void and there shall be no liability on the part of the Company except to return the Premium Deposit. Any delay in the Return of the Premium Deposit will not be construed as approval of the application.

Agent: ___________________________________________________

I ACKNOWLEDGE THAT I HAVE READ THE CONDITIONAL PREMIUM RECEIPT AND THE AGREEMENT IN THE APPLICATION. THE TERMS, CONDITIONS AND LIMITS PROVISION, TO WHICH I
AGREE, AND THE AGREEMENT IN THE APPLICATION HAVE BEEN EXPLAINED TO ME FULLY BY THE AGENT AND I UNDERSTAND THEM.

Applicant: _______________________________________________

APPLICATION FOR                RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY
LIFE INSURANCE                   1000 Woodbury Road,  Woodbury, New York 11797


PART I                                                         No.__________



1    a.   Name of Proposed          [] Male      [] Female
          First            Middle                 Last

     b.   Are you known, or have you ever been known by any other name?
          [] Yes  [] No
          List name(s):

     c.   Date of Birth
          Month     Day       Year

     d.   Birthplace
          (state/country)

     e.   Social Security No.:
          _ _ _ - _ _ - _ _ _ _

     f.   Are you a citizen of the U.S.?
          [] Yes [] No

     g.   [] Single    [] Married     [] Divorced     [] Widowed    [] Separated

     h.   Residence (Street, City, State, Zip)  How Long

                                  Phone #(  )

     i.   Former Residence (within 5 years)     How Long

     j.   Employer's Name and Address

     k.   Occupation        Describe Duties       How Long

     l.   Send premium notice to:

2    a.   Name and Address of Policy Owner (if other than Proposed Insured)

     b.   Relationship to Proposed Insured:

     c.   Soc. Sec. No. or Tax. I.D. No.:

     d.   Owner is:   [] Individual          [] Partnership
                      [] Corporation         [] Trustee

3    a.   Face Amount of Basic Policy

     b.   Policy Plan

     c.   Death Benefit Option (if applicable)
          [] Option A -level
          [] Option B - additional/increasing

     d.   Have you used tobacco in any form in the past 12 months?  [] Yes [] No

     e.   If "No," check whichever is appropriate:
          [] Never used   [] Quit - give month and year

4    COMPLETE FOR UNIVERSAL LIFE ONLY
     a.   First year planned periodic premium based on Mode
          $

     b.   Subsequent planned periodic
          premium based on Mode
          $

     c.   Other Insured Rider (OIR) [] Yes
          Name:
          Amount:  $

5    a.   Premiums Payable:
          [] Annual         [] Semi-annual
          [] Quarterly      [] Check-O-Matic Monthly
          Automatic Premium Loan              [] Yes [] No
          List Billing (minimum 5 lives)
          Bulk Billing      [] New     [] BB# __________
          Pension Trust     [] New     [] PT# __________

     b.   Additional Benefits (check if desired)
          [] Waiver of Premium/Waiver Monthly Deduction
          [] Accidental Death Benefit $
          [] Spouse Protection Rider (SPR)__________________ units
          [] Children's Protection Rider (CPR) _____________ units
          [] ACT Rider  $ ______________________________
          [] Other              $

6    FOR INDETERMINATE PREMIUM POLICY ONLY: I understand that:
     (a) the current premium for the policy applied for may change after the initial guarantee period:
     (b)  the current premium then charged is not guaranteed and the Company
          may charge the full maximum guaranteed premium                  [] YES

7    a.   Beneficiary(ies) (Give full legal Name and Date of Birth)

          Relationship to Proposed Insured

     b.   Contingent Beneficiary(ies) (Give full legal Name and Date of Birth)

          Relationship to Proposed Insured


8    INSURANCE NOW IN FORCE        AMOUNT       AMOUNT ADB     YEAR OF ISSUE
     (IF NONE, STATE NONE)
     COMPANY NAME

     -------------------------     ---------    -----------    ----------------
     -------------------------     ---------    -----------    ----------------
     -------------------------     ---------    -----------    ----------------

     Is the insurance applied for intended to replace, change or borrow against any insurance or annuity in this or any other company? [] Yes (If, "Yes," give company, policy number and amount)

10   HOME OFFICE ENDORSEMENT              SPECIAL REQUESTS:



Form 1092


11   a.   Does any person proposed for insurance have any applications for life      Yes  No
          insurance now pending? If 'Yes,' give Company, kind, amount and Owner/
          Beneficiary.                                                               []   []
     b.   Has any person proposed for insurance ever had an application for life or  health  insurance  or  reinstatement  declined,  rated,  modified,
          postponed, withdrawn or canceled?                                          []   []

12   Has any person  proposed for insurance,  in the past 3 years engaged in, or do they expect to engage in any hazardous or dangerous  activities such as:
     hang gliding,  flying ultra lights, mountain climbing,  ballooning,  racing
     (automobile,  go-karts,  midgets,  cycle,  boat,  snowmobile),  white water rafting  or  diving  (skin,  scuba,  sky)?  If  'Yes,'  complete  Avocation
     Questionnaire.                                                                  []   []

13   Has any person  proposed for insurance  ever flown or do they intend to fly
     as a pilot or crew member? If, 'Yes,' complete Aviation Questionnaire.          []   []

14   Does any person  proposed for insurance  intend to travel or reside outside the country except for vacation?  If, 'Yes,' answer where, why and duration
     in Remarks.                                                                     []   []

FOR  (QUESTIONS 15 AND 16, if 'Yes,' give details plus driver's  license  number
and state in REMARKS Section.                                                        []   []

15   In the past 3 years,  has any person  proposed for  insurance  been charged with:
     a.   any motor vehicle violations other than parking violations?                []   []
     b.   driving under the influence of alcohol and/or drugs?                       []   []

16   Has any person  proposed  for  insurance  ever had their  driver's  license
     restricted, revoked or suspended?                                               []   []

17   Has any person  proposed for insurance  ever been  convicted of a felony or
     misdemeanor? If "Yes," provide details.                                         []   []

18   Is any person proposed for insurance in the Reserves,  National Guard or on
     active duty in the military? If, "Yes," provide details.                        []   []


REMARKS - USE WHERE MORE SPACE IS NEEDED.

Question No.   Details

-----------    -----------------------------------------------------------------

-----------    -----------------------------------------------------------------

-----------    -----------------------------------------------------------------

19   AMOUNT PAID WITH THIS APPLICATION: $________ IN EXCHANGE FOR CONDITIONAL
     [] None                                      PREMIUM RECEIPT BEARING THE
                                                  SAME NUMBER AS THIS
                                                  APPLICATION.

AGREEMENT. The Proposed Insured and the Applicant, if other than the Proposed Insured, represent, each to the best of his/her knowledge and belief, that all statements and answers contained in this application and any amendments thereto, are true and correctly recorded and expressly agree as follows: (1) This application (Part 1, and any other required part(s), shall be the basis for and a part of any policy issued; (2) No information acquired by any representative of the Company shall bind the Company unless set out in writing in this application; (3) No contract of the Company can be made, modified or discharged, nor may any of its rights or requirements be waived, except in writing signed by its President, Vice President, Secretary or Assistant Secretary; (4) Except as otherwise provided in the Conditional Premium Receipt bearing the same number as this Part 1, no insurance shall take effect until a policy is issued and delivered to the Owner and the full first premium paid, all while the health and other conditions affecting the insurability of each person on whom insurance is requested remain as described in this application; (5) The Company may indicate changes for administrative purposes only in the space for Home Office Endorsement in the application. The acceptance of any policy issued on this application shall constitute acceptance and ratification of any such changes. No changes shall be made in the amount of insurance, classification of risk, plan of insurance, benefits, beneficiaries or ownership without written consent of the Proposed Insured and Owner.

The Applicant, if other than the Proposed Insured, otherwise the Proposed Insured, shall be the Owner of any policy issued hereon.

ACKNOWLEDGMENT. If a premium deposit is tendered with the application, the Proposed insured and the Applicant, if other than the Proposed insured represent that he/she has carefully read the Conditional Premium Receipt and understands and agrees to the terms thereof including the conditions under which a limited amount of insurance may become effective prior to policy delivery.

AUTHORIZATION. I hereby authorize any licensed physician, medical practitioner, hospital, clinic, or other medical or medically related facility, insurance company, the Medical Information Bureau or other organization, institution or person, that has any records or knowledge of me or my children for whom insurance application is made, or my health, or their health, to give to RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY, or its reinsurers any such information. I further authorize RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY to request that an investigative consumer report be prepared as described in the notice given to me. If a consumer report is prepared, I elect to be interviewed. [] No.

I acknowledge receipt of, and have read, the Notifications given to me. This Authorization is valid for 30 months from the date this form was signed. A photographic copy of this authorization shall be as valid as the original.

                                                Signature of
Signed at:________________ Date: ___________    Proposed Insured:---------------------------
                                                (if age 15 or over - Parent if under age 15)
------------------------------------------
Signature of Agent as Witness                   Signature of Spouse
                                                or Other Insured: --------------------

                                                Signature of
                                                Applicant (Owner):--------------------

                                                ----------------------------------------------------------
                                                (If a Firm or Corporation or Trust insert name and title)

APPLICATION               RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY
NON-MEDICAL                    1000 Woodbury Road, Woodbury, NY 11797




Part II                                                       No.__________

1    a.   Name of Proposed
          First              Middle          Last

     b.   Date of Birth
          Month Day Year

     c.   Sex
          [] M
          [] F

     d.   Height _____ft.
                 _____in.
          Weight _____lbs.

2    Who is your doctor (if none, so state).     How Long ?

     Address

     Date of last visit                  Reason

     What did he tell you about his findings?

3 Have you ever had or do you now have any disease, disorder, or injury of the following or any sickness listed below: (Circle item(s) and give details under question number 4.) Use Additional Remarks section if needed.

                                        Yes   No
     Stroke or dizziness                []    []
     Paralysis or epilepsy              []    []
     Convulsions or fainting            []    []
     Brain, nervous system              []    []
     Nervous or mental disorder         []    []
     Lungs, bronchitis, asthma          []    []
     Shortness of breath                []    []
     Tuberculosis, pneumonia            []    []
     Heart or blood vessels             []    []
     Chest pains or palpitations        []    []
     Heart murmur, rheumatic fever      []    []
     High blood pressure                []    []
     Liver, gallbladder, hepatitis      []    []
     Stomach, ulcers, hernia            []    []
     Pancreas, Intestines               []    []
     Colitis, diverticulitis            []    []
     Rectum, rectal bleeding            []    []
     Kidney, bladder, kidney stone      []    []
     Prostate, reproductive organ       []    []
     Blood, pus or albumin in urine     []    []
     Diabetes or sugar in urine         []    []
     Cancer, tumor, cyst or polyp       []    []
     Lymph gland, thyroid or other
     endocrine disorder                 []    []
     Anemia or other blood disorder     []    []
     Eyes or skin disorder              []    []
     Arthritis, neuritis, gout          []    []
     Bone, joint or muscle disorder     []    []
     Sexually transmitted or venereal
     disease, except for AIDS           []    []

4 Give diagnosis, date of each occurrence, duration, current status and names and addresses of doctors and medical facilities

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

Give details in Additional Remarks Section. (dates, results, doctors consulted and addresses, etc.)

                                                                                     Yes  No        Additional Remarks

5    a.   Are you at the present time taking any medication?                         []   []
     b.   Are you presently under a doctor's care for any condition?                 []   []

6    Has your weight changed more than 10 pounds in the past year?                   []   []

7    Have  you  ever  had or do you now have  chronic  or  unexplained  fatigue, malaise, loss of appetite,  diarrhea, fever of unknown origin, severe night sweats,  unexplained  or unusual  infections or skin  lesions,  unexplained swelling of the lymph glands,  Kapposi's  Sarcoma or  Pneumocystis  Carinii
     Pneumonia?                                                                      []   []

8    Have you been  diagnosed  or treated by a member of the medical  profession for Acquired Immune  Deficiency  Syndrome  (AIDS) or  AIDS-Related  Complex
     (ARC)?                                                                          []   []

9    Other than above, have you in the past 5 years:
     a.    Had any mental or physical disorder not listed above?                     []   []
     b.    Had a check-up, consultation, EKG, X-ray, or other diagnostic
           procedures, except for AIDS, illness, injury or surgery?                  []   []
     c.    Been a patient in a hospital, clinic or other health care facility?       []   []
     d.    Been advised to have any diagnostic test, treatment, hospitalization
           or surgery that was not completed other than an HIV test?                 []   []

10   Have you ever requested or received a pension, benefits, or payment because
     of an injury, sickness or disability?                                           []   []

11   Have you ever used cocaine, heroin, barbiturates or any illegal, restricted or controlled substance or any other drugs except as prescribed by a doctor or other  licensed  practitioner;  or received  treatment  or advice from a doctor or other practitioner  regarding the use of drugs except for medical purposes; or received treatment,  counseling or advice from an organization
     which assists those who have a drug problem?                                    []   []

NM 2092

Give details in Additional Remarks Section. (dates, results, doctors consulted
and addresses, etc.)                                                                  Yes  No        Additional Remarks

12   Have you ever:
     a.   Used alcoholic beverages?  If "Yes," how often, how many ounces, and
          for how many years?                                                        []   []
     b.   Been advised to reduce or discontinue the use of alcoholic beverages?      []   []
     c.   Been counseled, sought help or treatment, or been advised to go for
          treatment or counseling for alcoholism or drug use?                        []   []
     d.   Attended or joined any organization such as Alcoholics Anonymous (AA)
          or Narcotics Anonymous (NA) for alcohol and/or drug related problems?      []   []

13  Family History:
    Is there history of diabetes, heart disease, high blood pressure, cancer,
    kidney disease, mental illness, suicide, or any hereditary disease?              []   []

14   a.          Age if Living      Age at Death         Cause of Death      b.  Brothers and Sisters:
       Father:   _____________      _____________        _______________         No. Living: _____
       Mother:   _____________      _____________        _______________         No. Dead ______     Cause _______

ADDITIONAL REMARKS (CONTINUED)

Question No.     Details

------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------
------------     ---------------------------------------------------------------

I represent that all statements and answers to the foregoing questions are, to the best of my knowledge and belief, complete and true. I agree: (a) that they shall form a part of my application; (b) that they shall be subject to the terms of the agreement found in Part I; and, (c) that they shall become a part of any policy based on this application.

Signed at: _________________ Date:___________  Signature of
             City and State                    Proposed Insured: ---------------

---------------------------------------------
         Signature of Agent as Witness

SUPPLEMENTARY                                RELIASTAR
LIFE APPLICATION                             RELIASTAR BANKERS SECURITY LIFE
                                             1000 Woodbury Road, Suite 102
                                             Woodbury, NY 11797


PLEASE PRINT ALL ANSWERS IN BLACK INK. CHANGES AND CORRECTIONS MUST BE INITIALED BY APPLICANT.


1.   NAME OF PROPOSED INSURED (First,  Middle, Last)

2.   IF PARTICIPATING, INDICATE OPTION:
     [] Paid in Cash     [] Paid Up Additions    [] Premium Payment    []Left at Interest   [] Other

3.   IF APPLYING FOR UNIVERSAL LIFE, INDICATE COVERAGE OPTION:
     [] Option 1:  The Specified Amount includes the Cash Value Fund
     [] Option 2:  The Specified Amount is in addition to the Cash Value Fund
     Planned Premium:               $ _______________
     Additional 1st Year Deposit:   $ _______________

4.   COMPLETE FOR VARIABLE UNIVERSAL LIFE

     A. ALLOCATION OF PREMIUM PAYMENTS: Allocation must be in whole percentage points totaling 100%

     a.____% Fixed Account                               FIDELITY'S VARIABLE INSURANCE                   OTHER INVESTMENT COMPANIES/
                                                         PRODUCTS FUNDS I AND II                         FUNDS
     PUTNAM VARIABLE TRUST (PUTNAM VT)                   j.____% Money Market Portfolio (FMM)            s. ___% _____________
     b.____% Putnam VT Asia Pacific Growth Fund (PAP)    k.____% High Income Portfolio (FHI)                     _____________
     c.____% Putnam VT Diversified                       l.____% Growth Portfolio (FGP)                          _____________
             Income Fund (PDI)                           m.____% Equity-Income Portfolio (EFI)
     d.____% Putnam VT Growth and                        n.____% Overseas Portfolio (FOS)                t. ___% _____________
             Income Fund (PGI)                           o.____% Index 500 Portfolio (FIN)                       _____________
     e.____% Putnam VT New Opportunities Fund (PNO)      p.____% Asset Manager Portfolio (FAM)                   _____________
     f.____% Putnam VT Utilities Growth and Income       q.____% Contrafund Portfolio (FCF)
             Fund (PUT)                                  r.____% Investment Grade Bond Portfolio (FIG)   u. ___% _____________
     g.____% Putnam VT Voyager Fund (PVY)                                                                        _____________
                                                                                                                 _____________
     NORTHSTAR VARIABLE TRUST
     h.____% Northstar Income and                                                                        v. ___% _____________
             Growth Fund (NIG)                                                                                   _____________
     i.____% Northstar Multi Sector Bond Fund (NMS)                                                              _____________

Allocation affects all future payments until changed by you. If no allocations are indicated above, then the Total Net Premium is credited to the Money Market Portfolio, pending allocation by the Owner.


B. SUITABILITY:                                                                      YES   NO
     a.   Have you, the proposed  insured or the  proposed  purchaser,  if other than The  proposed  insured,  received  a  prospectus  describing  the
          policy, investment divisions, and important features?                      [ ]  [ ]
     b.   Date of prospectus?                                                        __/__/__
     c.   Date of any supplement?                                                    __/__/__
     d.   Do you understand  that under the policy applied for (exclusive of any optional benefits), the amount of death benefit above the face amount,
          The entire  amount of the cash value,  and  duration  of coverage  may
          increase or decrease depending upon investment experience?                 [ ]  [ ]
     e.   With  this in mind,  is the  policy  in  accord  with  your  insurance
          objectives and your anticipated financial need?                            [ ]  [ ]

C.   DEATH BENEFIT OPTION:
     [] Level   [] Variable


Form 4096

              ----------------------------------------------------

  NOTICE TO APPLICANTS APPLYING FOR A VARIABLE UNIVERSAL LIFE INSURANCE POLICY:

     We will furnish illustrations of benefits, including death benefits and cash values, for the variable universal life insurance policy applied for.

IT IS UNDERSTOOD THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS), THE AMOUNT OF THE DEATH BENEFIT ABOVE THE FACE AMOUNT, THE CASH VALUE, AND DURATION OF COVERAGE MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


I represent  that the above  statements and answers are true and complete to the best of my knowledge and belief. It is understood and agreed that this Supplementary Application, together with Parts One, Two and Three, if applicable, of my application for life insurance shall form the basis of the policy applied for. If there is any conflict between the above statements and answers and those given in Parts One, Two and Three, if applicable, of my application, the answers herein will control.


------------------------------------------   --------------------------------------------------------------
Signature of Agent                           Signature of Proposed Insured

Signed at: -------------------------------   --------------------------------------------------------------
                  City     State             Signature of Owner (If other than Proposed Insured)

Date: ------------------------------------   --------------------------------------------------------------
                                             Signature of Other Insured

------------------------------------------   --------------------------------------------------------------
Witness (to all signatures)                  Signature of any Child Covered by a Rider (if age 15 or older)

SUMMARY OF ACCELERATED   RELIASTAR
BENEFIT PROVISIONS       RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY
                         1000 Woodbury Road, Suite 102, Woodbury, New York 11797



READ YOUR RIDER CAREFULLY. This summary only provides a very brief description of the important features of your Accelerated Benefit Rider. You should be aware that policy loans and withdrawal options are available, as described in the policy, which could possibly be used instead of an Accelerated Benefit.

RECEIPT OF THE ACCELERATED BENEFIT MAY BE TAXABLE. YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR TO ASSESS THE IMPACT OF THIS BENEFIT.

RECEIPT OF THE ACCELERATED BENEFIT MAY ADVERSELY AFFECT YOUR ELIGIBILITY FOR PUBLIC ASSISTANCE PROGRAMS SUCH AS MEDICAID, AID TO FAMILIES WITH DEPENDENT CHILDREN, AND SUPPLEMENTAL SECURITY INCOME. BEFORE YOU REQUEST AN ACCELERATED BENEFIT, YOU SHOULD CONSULT WITH THE APPROPRIATE SOCIAL SERVICES AGENCY TO ASSESS THE IMPACT OF THIS BENEFIT.

No health care facility as defined in section 20 of the Public Health Law can require you to use the Accelerated Benefit as a condition of admission to such health care facility or for providing any care in such facility.

We will pay the Accelerated Benefit if the insured has a terminal illness. A terminal illness is a non-correctable illness or physical condition that will result in the death of the insured within 12 months, as certified by a physician.

The Accelerated Benefit will be paid in a lump sum. The amount paid will not be more than 50% of the amount that would be payable at the death of the insured. The Accelerated Benefit will first be used to pay off any outstanding policy loans and interest due. The remainder will be paid to the policyowner. Limitations, as described in the Accelerated Benefit Rider, may apply.

A lien will be established against the policy for the amount paid, plus the administrative charge, plus interest on the lien. Any proceeds from the policy will first be used to repay this lien. The cash value available to the policyowner will be reduced by the amount of the lien. The proceeds payable to the beneficiary will be reduced by the amount of the lien.

The administrative charge will not exceed $300 when the benefit is paid.

The  premium  payable  on the policy  will not be  affected  by the  Accelerated
Benefit.

An example of the immediate effect of an Accelerated Benefit payment is shown below.

                                                        Policy Values            Policy Values
                                                     Before Accelerated         After Accelerated
                                                           Benefit                  Benefit
         Death Benefit                                  $ 100,000.00             $100,000.00

         Minus Lien (includes administrative charge)          $ 0.00              $50,300.00
                                                        ------------             -----------
         PAYABLE TO BENEFICIARY AT DEATH OF INSURED      $100,000.00              $49,700.00

         Accumulation Value                               $30,000.00              $30,000.00

         Minus Policy Loan                                $10,000.00                  $ 0.00

         Minus Surrender Charge                            $5,000.00              $ 5,000.00

         Minus Lien                                           $ 0.00              $50,300.00
                                                        ------------             -----------
         NET CASH SURRENDER VALUE                         $15,000.00                   $0.00
                                                          ==========                   =====

Interest and any unpaid premiums will be added to the lien, further reducing both the amount payable to the beneficiary at the death of the insured and the cash surrender value.

I acknowledge that I have received and read this summary which has been furnished to me on this date.

---------------------------------------------    -------------------------------
Policyowner's Signature                          Date

---------------------------------------------    -------------------------------
Agent's Signature                                Date


NY45266              Copies: White-Policy Owner * Canary -Company

                                                                      (12-96)